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                                                                   Exhibit 7.(b)


                [Letterhead of Sutherland, Asbill & Brennan LLP]



                               September 15, 1998


State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Form S-6 registration statement for State Farm Life and Accident Assurance Company Variable Life Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN LLP



                                        By:  /s/ Stephen E. Roth
                                           -------------------------------------
                                             Stephen E. Roth, Esq.